UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 21, 2011

Date of Report (Date of earliest event reported)

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	25 East 200 South	63-1205304
(State or other jurisdiction	Lehi, Utah 84043	(IRS Employer
of Incorporation)	(Address of principal executive offices)	Identification Number)

(801) 592-3000
(Issuer’s Telephone Number)
(801) 221-5133
(Issuer’s Facsimile Number)

 ____________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2011, Mr. Marc Applbaum, Esq. resigned from his position as President of CoConnect, Inc. (the “Company”). Mr. Applbaum’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

On October 21, 2011, Mr. Brad M. Bingham, Esq. resigned from his position as Chief Executive Officer of the Company. Mr. Bingham’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

Immediately following their resignation, on October 21, 2011, the Company’s Board of Directors appointed Mr. Robert K. Bench as the Company’s President and Director. The Company and Mr. Bench currently maintain no material plan, contract or arrangement relating to Mr. Bench’s positions with the Company or related compensation.

Robert K. Bench, age 62, has served as President and Chief Executive Officer of BayHill Capital Corporation since October 2007 and as a director of BayHill since December 2007. Mr. Bench is an experienced professional with over 31 years in various senior management and executive positions in start-up enterprises and public companies following four years as a certified public accountant with KPMG Peat Marwick. He has assisted a number of companies in their early start-up years and completed several initial public offerings. Mr. Bench was a founder and is a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies, a position he held since April 1999. He also served as the Chief Financial Officer of Innuity, Inc. (INNU), a software as a service company that delivers applications for small business, from January 2005 until April 2007 and The SCO Group (SCOX), a developer and marketer of software applications and operating systems from November 2000 until August 2004. He has also served in senior management positions for West-Wind Corporation, Webmiles, Inc., Sento Corporation (SNTO), CerProbe, Inc. (CRPB), Fresh Technologies, Inc., Clyde Digital Systems, Inc., and NP Energy Corporation (NPEE). In addition, Mr. Bench has served as a director of private and public companies and has assisted both private and public companies raise over $200 million for start-up and growth capital through private, public, and venture offerings. He has been responsible for a number of business combinations and successfully reorganized several financially distressed companies. He has spent two years on international assignments and led the restructure of worldwide operations following the merger of two international companies. Mr. Bench has been a co-founder and is a private investor in a number of private and small public companies. His background includes the software, hardware, oil, and semiconductor industries. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 21, 2011		COCONNECT, INC.
/s/ Robert K. Bench
	By:	Robert K. Bench
	Its:	President

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